Scarborough	Item 24.b Exhibit (13)

Average Annual Total Return as of 12/31/2003
(Standardized Returns)

P(1 + T)n = ERV

P = a hypothetical initial payment of $1000
T = average annual total return
n = number of years
ERV = ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5, or 10 year periods at the end of those periods (or a fractional portion thereof)

	1 Year	5 Year	10 Year	From Inception

SBG Global w/ CDSC				10/1/2003
	N/A	N/A	N/A	1,035.46
				(1.03546)^(1/0.249)
				1.15021
				15.02%

GS Capital Growth w/ CDSC				10/27/1999
	1,221.70	N/A	N/A	816.61
	(1.2217)^1			(0.81661)^(1/4.181)
	1.22170			0.95270
	22.17%			-4.73%

GS Small Core Small Cap Equity w/ CDSC				10/27/1999
	1,439.90	N/A	N/A	1,503.78
	(1.4399)^1			(1.50378)^(1/4.181)
	1.43990			1.10250
	43.99%			10.25%

TRP Equity Income w/ CDSC				10/27/1999
	1,239.90	N/A	N/A	1,198.21
	(1.2399)^1			(1.19821)^(1/4.181)
	1.23990			1.04420
	23.99%			4.42%

TRP Mid-Cap Growth w/ CDSC				10/27/1999
	1,365.40	N/A	N/A	1,344.67
	(1.3654)^1			(1.34467)^(1/4.181)
	1.36540			1.07340
	36.54%			7.34%

Scarborough	Item 24.b Exhibit (13)

Average Annual Total Return as of 12/31/2003
(Non-Standardized Returns)

P(1 + T)n = ERV

P = a hypothetical initial payment of $1000
T = average annual total return
n = number of years
ERV = ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5, or 10 year periods at the end of those periods (or a fractional portion thereof)

	1 Year	5 Year	10 Year	From Inception

SBG Global w/o CDSC				5/1/1984
	1,421.20	1,473.41	2,395.75	2,747.47
	(1.4212)^1	(1.47341)^(1/5)	(2.39575)^(1/10)	(2.74747)^(1/19.679)
	1.42120	1.08060	1.09130	1.05270
	42.12%	8.06%	9.13%	5.27%

GS Capital Growth w/o CDSC				4/30/1998
	1,221.70	645.23	N/A	980.86
	(1.2217)^1	(0.64523)^(1/5)		(0.98086)^(1/5.674)
	1.22170	0.91610		0.99660
	22.17%	-8.39%		-0.34%

GS Small Core Small Cap Equity w/o CDSC				2/13/1998
	1,439.90	1,449.71	N/A	1,293.33
	(1.4399)^1	(1.44971)^(1/5)		(1.29333)^(1/5.882)
	1.43990	1.07710		1.04470
	43.99%	7.71%		4.47%

TRP Equity Income w/o CDSC				6/1/1995
	1,239.90	1,109.50	N/A	2,104.59
	(1.2399)^1	(1.1095)^(1/5)		(2.10459)^(1/8.589)
	1.23990	1.02100		1.09050
	23.99%	2.10%		9.05%

TRP Mid-Cap Growth w/o CDSC				12/31/1996
	1,365.40	1,369.44	N/A	1,931.97
	(1.3654)^1	(1.36944)^(1/5)		(1.93197)^(1/7.003)
	1.36540	1.06490		1.09860
	36.54%	6.49%		9.86%